UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2013 (October 30, 2013)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 30, 2013, Arkansas Best Corporation (“the Company”) announced that the International Brotherhood of Teamsters (the “IBT”) has ratified a new collective bargaining agreement, implemented on November 3, 2013 and effective through March 31, 2018 (the “New Labor Agreement”), among the IBT and ABF Freight System, Inc. (“ABF”), the largest subsidiary of the Company.

The New Labor Agreement covers approximately 75% of ABF’s total active employees as of September 2013, and replaces the existing National Master Freight Agreement that was extended through November 2, 2013.  The New Labor Agreement continues ABF’s obligation to contribute to certain multi-employer pension funds and contains provisions and conditions that are customary in collective bargaining agreements of this type, including (among other things) the scope of work to be performed, management, wages, hours and shifts, termination and benefits provisions, vacation and holidays, seniority, health and safety and dispute settlement procedures.  A few of the key terms of the New Labor Agreement are set forth below:

•                  The New Labor Agreement enhances work rule flexibility in a number of areas including, among other things, the elimination of certain outdated job classifications, relaxation of rules prohibiting working across certain job classifications, the use of electronic tracking devices to support disciplinary action, and subcontracting of overflow pickup and deliveries in city cartage operations.

•                  ABF may purchase truckload transportation in an amount equal to 6% of total annual miles through the expiration of the New Labor Agreement.

•                  The New Labor Agreement provides an initial reduction in wages of 7% followed by annual increases over the term of the New Labor Agreement in the following amounts:  2% effective July 1, 2014; 2% effective July 1, 2015; 2% effective July 1, 2016; 2.5% effective July 1, 2017.  Under the New Labor Agreement, paid vacation time is reduced by one week for all employees subject to the Agreement, effective for employees’ anniversary years beginning on or after April 1, 2013.

•                  The New Labor Agreement provides increases in pension and health care contributions in the amounts necessary to maintain current coverages up to $1.00/hour per year.

•                  The New Labor Agreement provides a profit sharing bonus arrangement that pays employees covered by the Agreement a bonus equal to a specified percentage of their annual wages in the event the Company reaches certain operating ratio targets.

The foregoing summary of the New Labor Agreement is qualified in its entirety by reference to the full text of the form of New Labor Agreement. The parties have entered into various supplements and local agreements applicable to certain classifications of employees and certain local unions that modify or supplement the terms of the New Labor Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date: November 5, 2013	/s/ Michael R. Johns
Michael R. Johns,
Vice President – General Counsel and Corporate Secretary